Exhibit 99.1

For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:
Lisa Elliott, Dennard▪Lascar Associates:                                                 713-529-6600 / lelliott@DennardLascar.com

Gastar Exploration Announces

Fourth Quarter, Full-Year 2016 Results and 2017 Guidance

HOUSTON, March 9, 2017 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar” or the “Company”) today reported financial and operating results for the three and twelve months ended December 31, 2016.  The Company also provided guidance for the first quarter and full-year 2017.

Fourth quarter 2016 highlights include:

•	Average daily production was 5,900 Boe per day, exceeding mid-point guidance by 7%
•	Production volumes comprised of 72% liquids, in line with mid-point guidance
•	Signed agreement to jointly develop approximately 19,100 undeveloped net acres in Kingfisher County, Oklahoma
•	Completed four Meramec wells during the fourth quarter

J. Russell Porter, Gastar's President and CEO, commented, “Despite the challenging oil price environment that reduced our cash flow and restricted our 2016 capital program, our high quality acreage position in the Oklahoma STACK Play allowed us to attract strong financial partners to help us meet our objectives.  The joint development agreement (the “Development Agreement”) we initiated with a large private global investment fund in the fourth quarter of 2016, combined with the capital transaction we completed with affiliates of Ares Management L.P. (“Ares”) in the first quarter of 2017 to provide $425 million in new financing, has positioned us to pursue a more active drilling program to de-lineate and de-risk our STACK assets.”

“During the fourth quarter of 2016 and the first two months of 2017, we have completed nine operated STACK wells, all of which have been drilled under the Development Agreement. The Ares capital transaction will allow us to increase our drilling activity beyond the Development Agreement area and in early March, we added a third rig to focus on our acreage outside of the joint venture contract area.  Our drilling program will provide valuable information regarding the productivity of the Meramec and Osage formations on our acreage.  Our objectives in 2017 will be holding leases by production and delineating our acreage for both the Meramec and Osage formations.  We expect that by year end we will have de-risked a significant portion of our net acreage position in Oklahoma as related to these two formations,” concluded Porter.

Financial Review

Net loss attributable to Gastar’s common stockholders for the fourth quarter of 2016 was $8.2 million, or a loss of $0.06 per share, compared to a fourth quarter 2015 net loss of $161.1 million, or a loss of $2.07 per share.  Adjusted net loss attributable to common stockholders (non-GAAP), which excludes non-cash and unusual items, for the fourth quarter of 2016 was $7.5 million, or a loss of $0.06 per share, as compared to adjusted net loss attributable to common stockholders, which excludes non-cash and unusual items, of $12.6 million, or a loss of $0.16 per share, for the fourth quarter 2015. (See the accompanying reconciliation of non-GAAP adjusted net loss at the end of this news release.)

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization (“adjusted EBITDA”) (non-GAAP) for the fourth quarter of 2016 was $10.6 million compared to adjusted EBITDA of $17.4 million for the fourth quarter of 2015 and $7.2 million for the third quarter of 2016. (See the accompanying reconciliation of non-GAAP adjusted EBITDA at the end of this news release.)

Total Company revenues were $18.3 million in the fourth quarter of 2016, a 19% decline from $22.6 million in the fourth quarter of 2015 and a 41% increase from $13.0 million in the third quarter of 2016.

Revenues of oil, condensate, natural gas and natural gas liquids (“NGLs”), before the effects of commodity derivatives contracts, were $17.2 million in the fourth quarter of 2016, a 3% decline from $17.8 million in the third quarter of 2015 and an 18% increase from $14.5 million in the third quarter of 2016.  The reduction from fourth quarter of 2015 in oil, condensate, natural gas and NGLs revenues primarily resulted from a 58% decrease in equivalent volumes produced primarily related to the sale of the Company’s Appalachian Basin assets in April 2016 offset by a 128% increase in equivalent product pricing.  The increase from third quarter 2016 revenues was due to a 17% increase in equivalent product pricing and a 1% increase in equivalent production volumes.

Commodity hedges were in place for approximately 69% of our oil and condensate production, 61% of our natural gas production and 64% of our NGLs production for the fourth quarter of 2016.  Commodity derivative contracts settled during the period resulted in a $1.8 million increase in revenue.  For details on Gastar’s current hedging position, please see our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission (“SEC”).

Average daily production for the fourth quarter of 2016 was 5,900 barrels of oil equivalent (“Boe”) per day (“Boe/d”) as compared to 14,000 Boe/d in the fourth quarter of 2015 and basically flat when compared to the third quarter 2016 production. Fourth quarter 2015 included average daily production of 7,800 Boe/d attributable to our properties sold in the Appalachian Basin in April 2016. Oil, condensate and NGLs as a percentage of production volumes were 72% in the fourth quarter of 2016, compared to 56% in the fourth quarter of 2015 and 69% in the third quarter of 2016.

The following table provides a summary of Gastar’s total net production volumes and overall average commodity prices for the three and twelve months ended December 31, 2016 and 2015:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Net Production:
Oil and condensate (MBbl)	269	359	1,105	1,425
Natural gas (MMcf)	913	3,399	6,145	13,759
NGLs (MBbl)	123	359	739	1,213
Total production (MBoe)	544	1,284	2,869	4,931
Net Daily Production:
Oil and condensate (MBbl/d)	2.9	3.9	3.0	3.9
Natural gas (MMcf/d)	9.9	36.9	16.8	37.7
NGLs (MBbl/d)	1.3	3.9	2.0	3.3
Total daily production (MBoe/d)	5.9	14.0	7.8	13.5
Average sales price per unit:
Oil and condensate per Bbl, including impact of hedging activities(1)	$51.89	$42.59	$45.80	$46.86
Oil and condensate per Bbl, excluding impact of hedging activities	$46.73	$35.91	$38.92	$41.17
Natural gas per Mcf, including impact of hedging activities(1)	$3.04	$1.45	$2.04	$1.81
Natural gas per Mcf, excluding impact of hedging activities	$2.69	$0.82	$1.77	$1.23
NGLs per Bbl, including impact of hedging activities(1)	$18.16	$14.67	$11.81	$14.42
NGLs per Bbl, excluding impact of hedging activities	$17.51	$5.76	$9.81	$5.89
Average sales price per Boe, including impact of hedging activities(1)	$34.83	$19.84	$25.06	$22.14
Average sales price per Boe, excluding impact of hedging activities	$31.56	$13.82	$21.31	$16.77

_____________________________

(1)	The impact of hedging includes only the gain (loss) on commodity derivative contracts settled during the periods presented.

Lease operating expenses (“LOE”) per Boe of production was $8.79 in the fourth quarter of 2016 versus $4.09 in the fourth quarter of 2015 and $9.59 in the third quarter of 2016, including workover costs.  Excluding the Appalachian Basin, LOE per Boe for the fourth quarter of 2016 was $8.67 compared to $7.50 for the fourth quarter of 2015 and $9.40 per Boe for the third quarter of 2016.  The increase in LOE per Boe in the Mid-Continent in 2016 was partially due to higher water disposal costs related to flush production of new wells.

Depreciation, depletion and amortization (“DD&A”) expense per Boe in the fourth quarter of 2016 was $9.44 compared to $13.19 for the fourth quarter of 2015 and $9.70 in the third quarter of 2016. The decrease in the fourth quarter of 2016 from the comparable period in 2015 was the result of a lower DD&A rate due to impairment charges incurred in 2015 and the first quarter of 2016 and the crediting to the full cost pool for the net proceeds from the sale of the Company’s Appalachian Basin assets completed in April 2016.

General and administrative (“G&A”) expense was $3.6 million in the fourth quarter of 2016 compared to $3.7 million in the fourth quarter of 2015 and $3.9 million in the third quarter of 2016. G&A expense for the fourth quarter of 2016 included $773,000 of non-cash stock-based compensation expense, versus $1.1 million in the fourth quarter of 2015 and $810,000 in the third quarter of 2016.

Operations Review and Update

The following table provides a summary of Gastar’s Mid-Continent production volumes and average commodity prices for the three and twelve months ended December 31, 2016 and 2015:

	For the Three Months Ended December 31,		For the Years Ended December 31,
Mid-Continent	2016	2015	2016	2015
Net Production:
Oil and condensate (MBbl)	269	307	1,058	1,182
Natural gas (MMcf)	901	879	3,818	3,370
NGLs (MBbl)	123	113	503	433
Total net production (MBoe)	542	566	2,198	2,177
Net Daily Production:
Oil and condensate (MBbl/d)	2.9	3.3	2.9	3.2
Natural gas (MMcf/d)	9.8	9.6	10.4	9.2
NGLs (MBbl/d)	1.3	1.2	1.4	1.2
Total net daily production (MBoe/d)	5.9	6.2	6.0	6.0
Average sales price per unit(1):
Oil and condensate (per Bbl)	$46.73	$39.45	$40.12	$46.18
Natural gas (per Mcf)	$2.70	$2.03	$2.21	$2.57
NGLs (per Bbl)	$17.51	$13.12	$13.94	$13.15
Average sales price per Boe(1)	$31.63	$27.14	$26.35	$31.67

_____________________________

(1)	Excludes the impact of hedging activities

Fourth quarter 2016 net production from the Mid-Continent area decreased 4% compared to the fourth quarter of 2015 and was up 1% when compared to the third quarter of 2016. Fourth quarter 2016 Mid-Continent production consisted of approximately 50% oil, 28% natural gas and 22% NGLs.

We currently have a total of three rigs operating on our Mid-Continent acreage, of which one rig is operating in the Development Agreement area and two rigs are operating outside of the Development Agreement area.  We anticipate that by July 2017, one of the two rigs will return to drilling in the Development Agreement area.

As of March 6, 2017, we had production and drilling operations at various stages on the following operated STACK wells on our acreage:

Well Name	Current Working Interest(1)	Approximate Lateral Length (in feet)	Peak Production Rates(2) (Boe/d)	Boe/d(3)	% Oil(4)	Date of First Production or Status	Approximate Gross Costs to Drill & Complete ($ millions)
Meramec Completions
Holiday Road 2-1H(6)	78.3%	4,300	654	230	74%	04/11/16	$4.0
Ingle 29-1H(5)	16.5%	4,900	1,037	612	75%	10/22/16	$5.2
Geis 31-1H(5)	11.6%	4,900	877	490	76%	10/31/16	$3.8
Katy 21-1H(5)	13.6%	4,900	N/A	327	69%	11/17/16	$4.0
Lilly 28-1H(5)(6)	12.7%	4,400	N/A	581	89%	12/02/16	$4.5
Mott 19-1H(5)	8.9%	4,500	N/A	68	84%	01/08/17	$4.5
Mott 20-2H(5)	13.8%	5,000	N/A	734	80%	01/10/17	$4.4
Victoria 25-1H(5)	12.0%	4,600	N/A	490	71%	01/11/17	$4.4
Kramer 29-1H(5)	9.3%	4,400	N/A	624	89%	01/23/17	$5.0
Ma Stucki 30-1H(5)	2.9%	4,800	N/A	N/A	N/A	03/02/17	$4.2
Best 20-1H(5)	3.9%	4,900	N/A	N/A	N/A	Completing	$4.5
Eldon 34-1H(5)	7.7%	4,800	N/A	N/A	N/A	WOC	$4.5
Snowden 27-1H(5)	11.8%	5,100	N/A	N/A	N/A	WOC	$5.5
Bradbury 28-1H(5)	7.5%	7,300	N/A	N/A	N/A	Drilling	$6.6
Pickle 33-1H(5)	6.2%	5,100	N/A	N/A	N/A	WOC	$4.5
Johnny 32-1H(5)	5.0%	4,900	N/A	N/A	N/A	WOC	$4.5

Osage Completions
McGee 29-1H(6)	81.0%	4,200	414	211	72%	09/25/16	$4.3
Great Divide 1-12H(5)	7.5%	5,000	N/A	N/A	N/A	Completing	$3.5
Hane 14-1H	35.0%	4,900	N/A	N/A	N/A	Drilling	$3.5
Pedlik 10-1H	65.0%	4,900	N/A	N/A	N/A	Drilling	$3.5

Oswego Completions
Tomahawk 7-1H	79.3%	4,200	418	87	90%	09/24/16	$2.7

_____________________________

(1)	Current estimated working interest. Working interest subject to change based on final force pooling orders.
(2)	Represents highest daily gross Boe rate. N/A indicates that the well has not yet reached its peak initial production rate.
(3)	Represents average gross production for the most recent five (5) days through February 28, 2017.
(4)	Percent oil production inception to date.
(5)	Drilling program well. Working interest reflected is our total current working interest after Development Agreement impact.
(6)	Excludes one-time fishing or coring costs.

Gastar’s net capital expenditures in the fourth quarter of 2016 totaled $11.5 million, comprised of $2.4 million for drilling, completions and infrastructure costs, $8.1 million for unproved acreage extensions and renewals and $1.0 of other capitalized costs.  For all of 2016, capital expenditures, excluding divestments, totaled $58.9 million.  As previously reported, the Company has established a 2017 capital budget of approximately $84.0 million comprised of $46.0 million of drilling and completion costs, $30.8 million in leasing costs and $7.2 million for capitalized interest and administration costs.

Liquidity

At December 31, 2016, Gastar had approximately $71.5 million in available cash and cash equivalents, $84.6 million in borrowings outstanding and $370,000 in letters of credit issued under its revolving credit facility.

Since December 31, 2016 Gastar has received an additional $9.5 million of the South STACK acreage sales proceeds bringing the total net sales proceeds received to date to $58.1 million.  Gastar anticipates receiving an additional $12.7 million of South STACK sales proceeds by July 2017.

On March 3, 2017, Gastar closed a transaction with funds managed by affiliates of Ares that provided for $425 million in new financing to the Company in the form of a $250 million first lien secured term loan, $125 million second lien secured convertible notes and a $50 million common stock issuance (collectively, the “Ares Investment”).  Proceeds from the Ares Investment were used to fully repay Gastar's existing revolving credit facility, redeem its $325 million 8 5/8% senior secured notes due May 2018 (the ”2018 Notes”) and pay related transaction fees and expenses.  On February 22, 2017, Gastar called the 2018 Notes for redemption at a redemption price of 102.156%, plus accrued and unpaid interest, which will be redeemed on March 24, 2017.

Guidance for First Quarter 2017 and Full-Year 2017

Our guidance for the first quarter of and full-year 2017 is provided in the table below and represents the Company's best estimate of the range of likely future results. Guidance could be affected by the factors described below in "Forward Looking Statements."

Production	First Quarter 2017	Full-Year 2017

Net average daily (MBoe/d)(1)	5.2 – 5.4	5.5 – 6.1
Liquids percentage	70% - 73%	72% - 75%

Cash Operating Expenses
Production taxes (% of production revenues)	2.5% - 2.7%	2.6% - 2.9%
Direct lease operating ($/Boe)	$8.30 - $8.80	$7.90 - $8.50
Transportation, treating & gathering ($/Boe)	$0.70 - $0.75	$0.75 - $0.85
Cash general & administrative ($/Boe)	$6.45 - $6.75	$5.40 - $5.80

________________

(1)Based on equivalent of 6 thousand cubic feet (Mcf) of natural gas to one barrel of oil, condensate or NGLs.

Conference Call

Gastar has scheduled a conference call for 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, March 10, 2017.  Investors may participate in the call either by phone or audio webcast.

By Phone:	Dial 1-412-902-0030 at least 10 minutes before the call. A telephone replay will be available through March 17 by dialing 1-201-612-7415 and using the conference ID: 13656628.

By Webcast:

Visit the Investor Relations page of Gastar's website at www.gastar.com under “Events & Presentations.” Please log on a few minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

For more information, please contact Donna Washburn at Dennard-Lascar Associates at 713-529-6600 or e-mail dwashburn@DennardLascar.com.

About Gastar Exploration

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in what is believed to be the core of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Meramec, Oswego, Osage, Woodford and Hunton formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in natural gas and oil drilling and production activities, including risks with respect to continued low or further declining prices for natural gas and oil that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for natural gas and oil; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to our ability to integrate acquired assets with ours and to realize the anticipated benefits from such acquisitions; and other risks described in Gastar’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov.  Our actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and our primary areas of operations are subject to natural steep decline rates. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

Targeted expectations and guidance for the first quarter and full year of 2017 are based upon the current 2017 planned capital expenditures budget, which may be subject to revision and reevaluation dependent upon future developments, including drilling results, our liquidity position, a further decline in commodity prices, availability of crews, supplies and production capacity, weather delays and significant changes in drilling costs.

Unless otherwise stated herein, equivalent volumes of production are based upon an energy equivalent ratio of six Mcf of natural gas to each barrel of liquids (oil, condensate and NGLs), which ratio is not reflective of relative value.  Our NGLs are sold as part of our wet gas subject to an incremental NGLs pricing formula based upon a percentage of NGLs extracted from our wet gas production.  Our reported production volumes reflect incremental post-processing NGLs volumes and residual gas volumes with which we are credited under our sales contracts.

- Financial Tables Follow –

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
	(in thousands, except share and per share data)
REVENUES:
Oil and condensate	$12,547	$12,896	$43,011	$58,668
Natural gas	2,460	2,792	10,854	16,901
NGLs	2,152	2,065	7,252	7,136
Total oil and condensate, natural gas and NGLs revenues	17,159	17,753	61,117	82,705
Gain (loss) on commodity derivatives contracts	1,128	4,855	(2,863)	24,589
Total revenues	18,287	22,608	58,254	107,294
EXPENSES:
Production taxes	439	560	1,908	2,877
Lease operating expenses	4,776	5,253	20,605	23,728
Transportation, treating and gathering	358	533	1,704	2,187
Depreciation, depletion and amortization	5,130	16,942	29,673	62,887
Impairment of natural gas and oil properties	—	144,760	48,497	426,878
Accretion of asset retirement obligation	82	115	368	502
General and administrative expense	3,573	3,717	19,445	17,069
Litigation settlement benefit	—	—	(10,100)	—
Total expenses	14,358	171,880	112,100	536,128
INCOME (LOSS) FROM OPERATIONS	3,929	(149,272)	(53,846)	(428,834)
OTHER (EXPENSE) INCOME:
Interest expense	(8,507)	(8,256)	(35,246)	(30,686)
Investment and other income	33	3	31	13
LOSS BEFORE PROVISION FOR INCOME TAXES	(4,545)	(157,525)	(89,061)	(459,507)
Provision for income taxes	—	—	—	—
NET LOSS	(4,545)	(157,525)	(89,061)	(459,507)
Dividends on preferred stock	—	(3,618)	(3,618)	(14,473)
Undeclared cumulative dividends on preferred stock	(3,618)	—	(10,855)	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,163)	$(161,143)	$(103,534)	$(473,980)
NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.06)	$(2.07)	$(0.93)	$(6.11)
Diluted	$(0.06)	$(2.07)	$(0.93)	$(6.11)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	132,936,419	77,685,049	111,367,452	77,511,677
Diluted	132,936,419	77,685,049	111,367,452	77,511,677

GASTAR EXPLORATION INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
	(in thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$71,529	$50,074
Accounts receivable, net of allowance for doubtful accounts of $1,953 and $0, respectively	26,883	14,302
Commodity derivative contracts	6,212	15,534
Prepaid expenses	755	5,056
Total current assets	105,379	84,966
PROPERTY, PLANT AND EQUIPMENT:
Oil and natural gas properties, full cost method of accounting:
Unproved properties, excluded from amortization	67,333	92,609
Proved properties	1,253,061	1,286,373
Total natural gas and oil properties	1,320,394	1,378,982
Furniture and equipment	2,622	3,068
Total property, plant and equipment	1,323,016	1,382,050
Accumulated depreciation, depletion and amortization	(1,131,012)	(1,053,116)
Total property, plant and equipment, net	192,004	328,934
OTHER ASSETS:
Commodity derivative contracts	1,638	9,335
Deferred charges, net	676	985
Advances to operators and other assets	102	331
Other	405	4,944
Total other assets	2,821	15,595
TOTAL ASSETS	$300,204	$429,495
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$8,867	$2,029
Revenue payable	6,690	5,985
Accrued interest	3,515	3,730
Accrued drilling and operating costs	2,615	2,010
Advances from non-operators	3,504	167
Commodity derivative contracts	338	—
Commodity derivative premium payable	1,654	3,194
Asset retirement obligation	89	89
Other accrued liabilities	2,462	6,764
Total current liabilities	29,734	23,968
LONG-TERM LIABILITIES:
Long-term debt	404,493	516,476
Commodity derivative contracts	—	451
Commodity derivative premium payable	969	2,788
Asset retirement obligation	5,443	5,997
Total long-term liabilities	410,905	525,712
Commitments and contingencies (Note 14)
STOCKHOLDERS' EQUITY:
Preferred stock, 40,000,000 shares authorized
Series A Preferred stock, par value $0.01 per share; 10,000,000 shares designated; 4,045,000 shares issued and outstanding at December 31, 2016 and 2015, respectively, with liquidation preference of $25.00 per share	41	41

Series B Preferred stock, par value $0.01 per share; 10,000,000 shares designated; 2,140,000 shares issued and outstanding at December 31, 2016 and 2015, respectively, with liquidation preference of $25.00 per share	21	21
Common stock, par value $0.001 per share; 550,000,000 and 275,000,000 shares authorized at December 31, 2016 and 2015, respectively; 150,377,870 and 80,024,218 shares issued and outstanding at December 31, 2016 and 2015, respectively	150	80
Additional paid-in capital	644,306	571,947
Accumulated deficit	(784,953)	(692,274)
Total stockholders' equity	(140,435)	(120,185)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$300,204	$429,495

GASTAR EXPLORATION INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2016	2015
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,061)	$(459,507)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	29,673	62,887
Impairment of natural gas and oil properties	48,497	426,878
Stock-based compensation	3,918	4,981
Mark to market of commodity derivatives contracts:
Total loss (gain) on commodity derivatives contracts	2,863	(24,589)
Cash settlements of matured commodity derivative contracts, net	13,110	24,910
Cash premiums paid for commodity derivatives contracts	(565)	(45)
Amortization of deferred financing costs	4,980	3,584
Accretion of asset retirement obligation	368	502
Settlement of asset retirement obligation	(307)	(83)
Loss on sale of furniture and equipment	97	—
Changes in operating assets and liabilities:
Accounts receivable	(14,850)	19,333
Prepaid expenses	4,301	(2,973)
Accounts payable and accrued liabilities	3,713	(4,606)
Net cash provided by operating activities	6,737	51,272
CASH FLOWS FROM INVESTING ACTIVITIES:
Development and purchase of oil and natural gas properties	(59,922)	(148,182)
Reimbursements from (advances to) operators	576	(2,302)
Acquisition of oil and natural gas properties - refund (expenditure)	1,143	(45,575)
Proceeds from sale of oil and natural gas properties	121,273	47,314
Proceeds from (payments to) non-operators	3,337	(1,653)
Sale (purchase) of furniture and equipment	73	(58)
Net cash provided by (used in) investing activities	66,480	(150,456)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares, net of issuance costs	69,224	—
Proceeds from revolving credit facility	—	196,000
Repayment of revolving credit facility	(115,370)	(41,000)
Dividends on preferred stock	(3,618)	(14,473)
Deferred financing charges	(1,285)	(805)
Tax withholding related to restricted stock and PBU vestings	(713)	(1,472)
Net cash (used in) provided by financing activities	(51,762)	138,250
NET INCREASE IN CASH AND CASH EQUIVALENTS	21,455	39,066
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,074	11,008
CASH AND CASH EQUIVALENTS, END OF PERIOD	$71,529	$50,074

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION

We use both GAAP and certain non-GAAP financial measures to assess performance.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  Our management believes that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our financial performance using the same measures as management.  These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In evaluating these measures, investors should consider that the methodology applied in calculating such measures may differ among companies and analysts.  A reconciliation is provided below outlining the differences between these non-GAAP measures and their most directly comparable financial measure calculated in accordance with GAAP.

Reconciliation of Net (Loss) Income to Net Income (Loss) Excluding Special Items:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
	(in thousands, except share and per share data)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,163)	$(161,143)	$(103,534)	$(473,980)
SPECIAL ITEMS:
Losses related to the change in mark to market value for outstanding commodity derivatives contracts	648	2,876	13,622	1,890
Impairment of oil and natural gas properties	—	144,760	48,497	426,878
General and administrative costs related to acquisition of assets	2	590	472	1,071
General and administrative costs related to employee severance	—	310	677	310
Lititgation settlement benefit	—	—	(10,100)	—
Allowance for bad debt	—	—	1,953	—
ADJUSTED NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,513)	$(12,607)	$(48,413)	$(43,831)

ADJUSTED NET LOSS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO COMMON STOCKHOLDERS:
Basic	$(0.06)	$(0.16)	$(0.43)	$(0.57)
Diluted	$(0.06)	$(0.16)	$(0.43)	$(0.57)
WEIGHTED AVERAGE SHARES OF COMMON STOCK
Basic	132,936,419	77,685,049	111,367,452	77,511,677
Diluted	132,936,419	77,685,049	111,367,452	77,511,677

Reconciliation of Cash Flows before Working Capital Changes and as Adjusted for Special Items:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
	(in thousands, except share and per share data)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,545)	$(157,525)	$(89,061)	$(459,507)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	5,130	16,942	29,673	62,887
Impairment of oil and natural gas properties	—	144,760	48,497	426,878
Stock-based compensation	773	1,054	3,918	4,981
Mark to market of commodity derivatives contracts:
Total (gain) loss on commodity derivatives contracts	(1,128)	(4,855)	2,863	(24,589)
Cash settlements of matured commodity derivatives contracts, net	2,420	6,997	13,110	24,910
Cash premiums paid for commodity derivatives contracts	—	—	(565)	(45)
Amortization of deferred financing costs	1,168	932	4,980	3,584
Accretion of asset retirement obligation	82	115	368	502
Settlement of asset retirement obligation	(220)	(3)	(307)	(83)
Loss on sale of furniture and equipment	—	—	97	—
Cash flows from operations before working capital changes	3,680	8,417	13,573	39,518
Dividends paid on preferred stock	—	(3,618)	(3,618)	(14,473)
General and administrative costs related to acquisition of assets	2	590	472	1,071
General and administrative costs related to employee severance	—	310	677	310
Litigation settlement benefit	—	—	(10,100)	—
Allowance for bad debt	—	—	1,953	—
Adjusted cash flows from operations	$3,682	$5,699	$2,957	$26,426

Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Income Taxes, Depreciation, Depletion and Amortization ("Adjusted EBITDA"):

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
	(in thousands, except share and per share data)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(8,163)	$(161,143)	$(103,534)	$(473,980)
Interest expense	8,507	8,256	35,246	30,686
Depreciation, depletion and amortization	5,130	16,942	29,673	62,887
Impairment of oil and natural gas properties	—	144,760	48,497	426,878
EBITDA	5,474	8,815	9,882	46,471
Dividends on preferred stock	3,618	3,618	14,473	14,473
Accretion of asset retirement obligation	82	115	368	502
Losses related to the change in mark to market value for outstanding commodity derivatives contracts	648	2,876	13,622	1,890
Non-cash stock compensation expense	773	1,054	3,918	4,981
Investment income and other	(33)	(3)	(31)	(13)
General and administrative costs related to acquisition of assets	2	590	472	1,071
General and administrative costs related to employee severance	—	310	677	310
Litigation settlement benefit	—	—	(10,100)	—
Allowance for bad debt	—	—	1,953	—
Adjusted EBITDA	$10,564	$17,375	$35,234	$69,685

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